UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2023
______________________________

Acadia Healthcare Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee (Address of Principal Executive Offices)	37067 (Zip Code)

(615) 861-6000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

From 2018 to 2020, Acadia Healthcare Company, Inc. (“Acadia” or “the Company"), its subsidiary Youth and Family Centered Services of New Mexico (“Desert Hills”), and FamilyWorks, a not-for-profit treatment foster care program, were among a number of defendants named in five lawsuits filed in New Mexico State District Court. Desert Hills provided management services to FamilyWorks, including day-to-day administration of the program, via a management services agreement. In 2018, Desert Hills terminated its agreement with FamilyWorks, and since then, neither Acadia nor any of its facilities have had similar agreements in place. Unrelated to these cases, Desert Hills ceased operations in 2019.

In 2021, Acadia finalized out-of-court settlements for two of these cases. The settlement amounts were reflected in the Company’s previous financial statements and were covered under the Company’s professional liability insurance.

A third case went to trial in late June 2023, and on July 7, 2023, a jury awarded the plaintiff compensatory damages of $80 million and punitive damages of $405 million. This award far exceeds any reasonable expectation based on the previously resolved complaints and far exceeds any precedent for comparable cases. The Company is evaluating all legal options and intends to challenge this verdict.

The Company can make no assurances regarding the ultimate outcome of the damages awarded on July 7, 2023, or the ultimate outcome of the other two pending cases. The final resolution of these three cases may have an adverse impact on the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2023	ACADIA HEALTHCARE COMPANY, INC.

	By:	/s/Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel